Exhibit 4






                          LIMITED PARTNERSHIP AGREEMENT


                                       of


                           RANKIN ASSOCIATES II, L.P.








                     THE INTERESTS OF THIS PARTNERSHIP HAVE
                    NOT BEEN REGISTERED UNDER THE SECURITIES
                 ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE
                     AND MAY NOT BE TRANSFERRED OR ASSIGNED
                     IN VIOLATION OF THE PROVISIONS THEREOF.
                   IN ADDITION, TRANSFERS OF THE INTERESTS OF
                   THIS PARTNERSHIP ARE RESTRICTED AS PROVIDED
                               IN THIS AGREEMENT.







                          Dated as of February 6, 1998




                                  Prepared by:

                           JONES, DAY, REAVIS & POGUE

                                TABLE OF CONTENTS
                                                                            Page

1.       DEFINITIONS..........................................................1
         1.1      "Act".......................................................1
         1.2      "Agreement".................................................1
         1.3      "Applicable NACCO Class A Closing Price Average"............1
         1.4      "Arbitrable Dispute"........................................1
         1.5      "Authorized Transferee".....................................1
         1.6      "Call Notice"...............................................1
         1.7      "Call Option"...............................................1
         1.8      "Capital Account"...........................................1
         1.9      "Capital Contributions".....................................2
         1.10     "Certificate"...............................................2
         1.11     "Charitable Organization"...................................2
         1.12     "Code"......................................................2
         1.13     "Entity"....................................................2
         1.14     "Fair Market Value".........................................2
         1.15     "Family Holder".............................................2
         1.16     "Family Group"..............................................2
         1.17     "Family Member".............................................2
         1.18     "Final Appraiser"...........................................3
         1.19     "Final Valuation"...........................................3
         1.20     "First Appraised Value".....................................3
         1.21     "First Appraiser"...........................................3
         1.22     "General Partnership Interest"..............................3
         1.23     "General Partner(s)"........................................3
         1.24     "Independent Appraiser".....................................3
         1.25     "Independent Valuation".....................................3
         1.26     "Initial Limited Partners"..................................3
         1.27     "Initial Value".............................................4
         1.28     "Limited Partner"...........................................4
         1.29     "Limited Partnership Interest"..............................4
         1.30     "Managing Partner"..........................................4
         1.31     "NACCO".....................................................4
         1.32     "NACCO Class A Shares"......................................4
         1.33     "NACCO Class B Shares"......................................4
         1.34     "NACCO Stockholders' Agreement".............................4
         1.35     "NACCO Restated Certificate"................................4
         1.36     "Net Operating Cash Flow"...................................4
         1.37     "Net Income" or "Net Loss"..................................4
         1.38     "Objecting Party"...........................................5
         1.39     "Offered Interests".........................................5
         1.40     "Option Interests"..........................................5
         1.41     "Original Holders"..........................................5
         1.42     "Outside Partner"...........................................5
         1.43     "Outstanding Remaining Interests"...........................5
         1.44     "Partner(s)"................................................5
         1.45     "Partner Appraised Value"...................................5
         1.46     "Partnership"...............................................5
         1.47     "Partnership Interest"......................................5
         1.48     "Partnership Percentage"....................................5
         1.49     "Partnership Property"......................................7
         1.50     "Person"....................................................7
         1.51     "Proportionate Part"........................................7
         1.52     "Purchase Price"............................................7
                  (a)      Initial Value......................................7
                  (b)      Appraised Value....................................7
                  (c)      Mutually Agreed Upon Purchase Price................8
                  (d)      Cooperation with Appraisers........................8
         1.53     "Purchase Right"............................................8
         1.54     "Qualified Fiduciary".......................................8
         1.55     "Remaining Interests".......................................8
         1.56     "Seller's Notice"...........................................8
         1.57     "Selling Partner"...........................................8
         1.58     "Starting Date".............................................9
         1.59     "Transfer"..................................................9
         1.60     "Valuation Notice"..........................................9

2.       FORMATION, NAME, PURPOSES, POWERS AND TERM...........................9
         2.1      Formation...................................................9
         2.2      Name and Principal Place of Business........................9
         2.3      Purposes and Powers.........................................9
         2.4      Term.......................................................11
         2.5      Registered Agent...........................................11

3.       REPRESENTATIONS AND WARRANTIES......................................11
         3.1      Validity of Agreement......................................11
         3.2      No Violation of Material Instruments.......................11

4.       CAPITAL.............................................................11
         4.1      Initial Contributions......................................11
         4.2      Additional Contributions...................................12
         4.3      Capital Accounts...........................................12
         4.4      Allocation of Net Income and Net Loss......................13
         4.5      Distributions..............................................13
         4.6      No Right to Return of Capital..............................14

5.       MANAGEMENT..........................................................14
         5.1      Management of Partnership Business.........................14
         5.2      Management of Partnership Property Consisting of
                    NACCO Stock..............................................15
         5.3      Election of Managing Partner...............................15
         5.4      Compensation of Managing Partner...........................16
         5.5      Tax Matters................................................16
         5.6      Limitation of Liability....................................17
         5.7      Right to Indemnification...................................17

6.       BOOKS, AUDITS AND FISCAL MATTERS....................................18
         6.1      Partnership Books..........................................18
         6.2      Fiscal Year................................................18

7.       TRANSFER OF PARTNERSHIP INTERESTS...................................18
         7.1      Securities Laws............................................18
         7.2      Restriction on Transfers...................................18
         7.3      Unrestricted Transfers.....................................19
         7.4      Purchase Right.............................................19
         7.5      Call Options to Purchase Partnership Interests.............20
         7.6      Allocation of Offered Interests / Option Interests.........21
                  (a)      Allocation to Original Holders of
                             Offered Interests...............................21
                  (b)      Allocation among Family Groups....................21
                  (c)      Allocation to the Partnership.....................22
                  (d)      Allocation of Partnership Interests among Family
                             Group Members...................................22
         7.7      Terms of Sale..............................................22
         7.8      Closing....................................................23
         7.9      Legal Requirements.........................................24

8.       CODE SECTION 754 ELECTION...........................................24

9.       DISSOLUTION.........................................................24
         9.1      Dissolution and Termination................................24
         9.2      Continuation of Business...................................25

10.      POWER OF ATTORNEY...................................................25
         10.1     Grant of Power.............................................25
         10.2     Irrevocable Nature.........................................25
         10.3     Further Assurances - Power of Attorney.....................26
         10.4     Transfer of Partnership Interests..........................26

11.      GENERAL PROVISIONS..................................................26
         11.1     Obtaining Partner Approvals of Partnership Actions.........26
         11.2     Arbitration................................................26
         11.3     Notices....................................................26
         11.4     Waiver of Right to Partition...............................27
         11.5     Binding Effect.............................................27
         11.6     Headings...................................................27
         11.7     Entire Agreement...........................................27
         11.8     Governing Law..............................................27
         11.9     Counterparts...............................................27
         11.10    Pronouns...................................................27
         11.11    Remedies Cumulative........................................27
         11.12    Further Assurances.........................................27
         11.13    Severability...............................................27

                           RANKIN ASSOCIATES II, L.P.
                          LIMITED PARTNERSHIP AGREEMENT

                  THIS LIMITED PARTNERSHIP AGREEMENT is made and entered into as of the 6th day of February, 1998, by and among RANKIN MANAGEMENT, INC., a Georgia corporation, as General Partner, and the Persons set forth on Schedule A, as amended from time to time, as Limited Partners. In consideration of the mutual promises, covenants and agreements set forth herein, the Partners hereby agree as follows:

1. DEFINITIONS. The following terms used in this Agreement shall, unless otherwise expressly provided herein or the context indicates otherwise, have the meanings set forth below.

         1.1 "Act" means the Delaware Revised Uniform Limited Partnership Act as set forth in Del. Code Ann. Tit. 6 " 17-101 to 17-1111, as the same is presently in effect and may be hereafter amended.

         1.2 "Agreement" means this Limited Partnership Agreement, as it may be amended from time to time.

         1.3 "Applicable NACCO Class A Closing Price Average" shall mean the average of the closing prices of the NACCO Class A Shares on the New York Stock Exchange (or on the principal national securities exchange or automated quotation system of national securities dealers on which the NACCO Class A Shares may then be traded) on the five trading dates preceding the relevant Starting Date as reported in The Wall Street Journal (or, if such periodical is not then published, the most comparable periodical then being published).

         1.4 "Arbitrable Dispute" means any dispute arising in connection with this Agreement.

         1.5 "Authorized Transferee" shall mean any Family Member of a Family Group who (a) is a "Permitted Transferee" under Article FOURTH, Section 4 of the NACCO Restated Certificate, (b) is a "Participating Stockholder" under Section
1.12 of the NACCO Stockholders Agreement, and (c) has executed and delivered to the Partnership a counterpart of this Agreement agreeing to be subject to the restrictions and obligations of a Partner hereunder and to hold all Partnership Interests then owned or later acquired by such Family Member in accordance with the terms of this Agreement.

         1.6 "Call Notice" shall have the meaning set forth in Section 7.5(a).

         1.7 "Call Option" shall have the meaning set forth in Section 7.5.

         1.8 "Capital Account" means, with respect to any Partner, the Capital Account established for such Partner pursuant to Section 4.3.


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


         1.9 "Capital Contributions" means, for each Partner, the amount of cash, promissory notes and the value of any property (other than cash), as determined by agreement of the Partners, by independent appraisal, or as otherwise provided in this Agreement, contributed from time to time to the Partnership by a Partner.

         1.10 "Certificate" means the Certificate of Limited Partnership of the Partnership in substantially the form required by the Act, to be executed together with this Agreement and filed pursuant to the Act.

         1.11 "Charitable Organization" means any organization contributions to which are deductible for federal income, estate or gift tax purposes. A Charitable Organization shall be an Outside Partner unless prior to the Transfer of Shares to such Charitable Organization, the Managing Partner has designated such Charitable Organization as eligible to be considered a Family Member, in which event a Charitable Organization so designated shall, with respect to the Partnership Interests transferred to it by any Partner, be considered a Family Member of and a member of the Family Group of such Partner.

         1.12 "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be deemed to include references to corresponding provisions of any succeeding internal revenue law of the United States of America.

         1.13 "Entity" means any general partnership, limited partnership, corporation, limited liability company, joint venture, estate, trust, business trust or association.

         1.14 "Fair Market Value" means the price at which the property being valued would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both being reasonably informed of the relevant factors and in light of the circumstances and prospects surrounding the business of the Partnership. A determination of the Fair Market Value of Partnership Interests shall take into consideration appropriate discounts for lack of marketability and minority interest related to such Partnership Interests, but will not take into consideration the affect of any liquidity provided by the provisions of Section 7.4. A determination of the Fair Market Value of Partnership Property shall not take into consideration any NACCO Class A Shares or NACCO Class B Shares not owned by the Partnership.

         1.15 "Family Holder" shall mean a Partner who is, and only so long as such Partner is, an Initial Limited Partner or a Family Member.

         1.16 "Family Group" shall mean an Initial Limited Partner and his Family Members so long as such Initial Limited Partner or any such Family Members own any Partnership Interests.

         1.17 "Family Member" shall mean the spouse or surviving spouse of an Initial Limited Partner, any descendant of an Initial Limited Partner, a spouse or surviving spouse of any such descendant, or any Qualified Fiduciary. Notwithstanding anything to the contrary contained herein:

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

                  (a) the surviving spouse of an Initial Limited Partner or of a descendent of an Initial Limited Partner shall cease to be a Family Member upon the remarriage of such person to other than an Initial Limited Partner or descendent of an Initial Limited Partner; and

                  (b) the spouse of an Initial Limited Partner or of a descendent of an Initial Limited Partner shall cease to be a Family Member upon legal separation, divorce or dissolution of such spouse's marriage to said Initial Limited Partner or descendent; and

                  (c) a Qualified Fiduciary shall cease to be a Family Member from and after any event or lapse of time which causes such fiduciary to no longer qualify as a Qualified Fiduciary as defined in Section 1.54.

         1.18 "Final Appraiser" shall have the meaning set forth in Section 1.52(b).

         1.19 "Final Valuation" shall have the meaning set forth in Section 1.52(b).

         1.20  "First  Appraised  Value"  shall  have the  meaning  set forth in
Section 1.52(b).

         1.21 "First Appraiser" shall have the meaning set forth in Section 1.52(b).

         1.22 "General Partnership Interest" means any Partnership Interest which is directly traceable to and is derived from a capital contribution to the Partnership for an interest in the Partnership as a General Partner. The holder of a General Partnership Interest shall have all of the rights and obligations of a General Partner under this Agreement to the extent such Person's Partnership Interests constitute General Partnership Interests.

         1.23 "General Partner(s)" means RANKIN MANAGEMENT, INC. (to the extent that it holds a General Partnership Interest), and any successor in interest to the business and assets of RANKIN MANAGEMENT, INC., and any additional General Partners admitted pursuant to the terms of this Agreement and their successors and assigns as permitted by this Agreement. Any successor or assign of a General Partner's Partnership Interest who is admitted as a Partner pursuant to this Agreement shall become a General Partner to the extent that such successor or assign holds General Partnership Interests. A Partner may own both Limited Partnership Interests and General Partnership Interests. A Partner's acquisition of a General Partnership Interest shall not convert such Partner's Limited Partnership Interests into General Partnership Interests. A Partner's acquisition of a Limited Partnership Interest shall not convert such Partner's General Partnership Interests into Limited Partnership Interests.

         1.24  "Independent  Appraiser"  shall  have the  meaning  set  forth in
Section 1.48.

         1.25  "Independent  Valuation"  shall  have the  meaning  set  forth in
Section 1.48.

         1.26 "Initial Limited Partners" means Alfred M. Rankin, Jr., Bruce T. Rankin, Claiborne R. Rankin, Roger F. Rankin and Thomas T. Rankin.

         1.27  "Initial  Value"  shall  have the  meaning  set forth in  Section
1.52(a).

         1.28 "Limited Partner" means any of the Initial Limited Partners, any additional Limited Partners admitted pursuant to the terms of this Agreement, and their successors and assigns to the extent they hold Limited Partnership Interests.

         1.29 "Limited Partnership Interest" means any Partnership Interest which is directly traceable to and is derived from a capital contribution to the Partnership for an interest in the Partnership as a Limited Partner. The holder of a Limited Partnership Interest shall have all of the rights and obligations of a Limited Partner under this Agreement to the extent such Person's Partnership Interests constitute Limited Partnership Interests.

         1.30 "Managing Partner" means the Person or Persons Elected Managing Partner pursuant to Section 5.3 hereof, or any Person or Persons substituted therefor or succeeding thereto.

         1.31 "NACCO" means NACCO Industries, Inc., a Delaware corporation.

         1.32 "NACCO Class A Shares" means shares of Class A Common Stock, par value $1.00 per share, of

NACCO.

         1.33 "NACCO Class B Shares" means shares of Class B Common Stock, par value $1.00 per share, of NACCO.

         1.34 "NACCO Stockholders' Agreement" means the Stockholders' Agreement dated as of March 15, 1990 by and among the Participating Stockholders, NACCO and Ameritrust Company National Association, a national banking association, as depository, as amended from time to time.

         1.35 "NACCO Restated Certificate" means the Restated Certificate of Incorporation of NACCO, as amended from time to time.

         1.36 "Net Operating Cash Flow" means the net cash flow to the Partnership resulting from ownership and operation of the Partnership Property, plus any other items of income received in cash by the Partnership less (i) all debts and expenses paid in the operation of the Partnership, (ii) less any reserves which the Managing Partner deems reasonably necessary for the operation of the Partnership, and (iii) less all proceeds which are (A) received by the Partnership from the Transfer of Partnership Property, and (B) used to purchase other Partnership Property.

         1.37 "Net Income" or "Net Loss" means the net income or net loss (as appropriate) of the Partnership for a particular calendar year or interim period of less than twelve (12) complete months, as determined in accordance with accounting principles consistently applied on a cash basis (unless applicable laws shall require use of the accrual method). Such determination shall include, without limitation, depreciation, amortization, accelerated cost recovery, and other deductions or credits against tax allowed by the Code. Net Income or Net Loss is a financial accounting concept and, to the extent of changes in value following any in kind Capital Contribution, is also intended to be a tax accounting concept (to the maximum extent that financial and tax accounting concepts may overlap). The determination of Net Income or Net Loss shall not take into account special allocations required by Section 704(c) of the Code with respect to any in kind Capital Contribution.

         1.38 "Objecting Party" shall have the meaning set forth in Section 1.52(a).

         1.39 "Offered Interests" shall have the meaning set forth in Section 7.4(a).

         1.40  "Option  Interests"  shall have the  meaning set forth in Section
7.5.

         1.41 "Original Holders" shall have the meaning set forth in Section 7.6(a).

         1.42 "Outside Partner" means a Partner, other than Clara T. Rankin, who is not then a member of a Family Group, including, without limitation, a Partner who has ceased to be a Family Member pursuant to the terms of Sections 1.17(a), 1.17(b) or 1.17(c).

         1.43 "Outstanding Remaining Interests" shall have the meaning set forth in Section 7.6(b)(iii).

         1.44 "Partner(s)" means any General Partners and any Limited Partners.

         1.45  "Partner  Appraised  Value"  shall have the  meaning set forth in
Section 1.48.

         1.46 "Partnership" means RANKIN ASSOCIATES II, L.P., a limited partnership organized pursuant to this Agreement under the provisions of the Act and the laws of the State of Delaware and any successor partnership continuing the business of RANKIN ASSOCIATES II, L.P. pursuant to Section 9.

         1.47 "Partnership Interest" means the percentage ownership share of each Partner in the capital of the Partnership, whether as a Limited Partner or as a General Partner, which percentage at any particular time shall be deemed to equal the percentage which such Partner's Capital Account balance (if positive) bears to the sum of all positive Capital Account balances of the Partners at such time. In the event that a Partner's Capital Account balance is zero or is a negative number, such Partner's Percentage Interest shall be deemed to be zero.

         1.48 "Partnership Percentage" means the percentage share of each Partner in the Net Income or Net Loss of the Partnership. The Partners' initial Partnership Percentages shall be proportionate to the Partners' initial Capital Contributions to the Partnership. Thereafter, such Partnership Percentages shall be adjusted only to reflect a disproportionate Capital Contribution by one or more Partners or a disproportionate distribution to one or more Partners, with disproportion being determined in accordance with Sections 4.2 and 4.5. Such adjustments shall be made based upon the Partnership Percentages determined as set forth below (whether such determination is made by the Managing Partner in determining the Partnership Valuation, an objecting Partner in determining the Partner Appraised Value, or an Independent Appraiser in determining the Independent Valuation):

                  (a) First,  the Fair Market Value of the Partnership  Property
         immediately  before  the   disproportionate   Capital  Contribution  or
         distribution will be determined;

                   (b) Second, the difference between the aggregate value of the Partnership Property and the total of the Partnership debt will be allocated among the Partners in proportion to the Partnership Percentages in effect immediately before the disproportionate Capital Contribution or distribution;

                   (c) Third, each Partner's Capital Contribution at the time of the disproportionate Capital Contribution will be added to, and each Partner's distribution at the time of the disproportionate distribution will be subtracted from, that Partner's allocable share of the net value of the Partnership Property immediately before the disproportionate Capital Contribution or distribution; and

                  (d) Finally, each Partner's sum or difference determined under
         (c), above, will be expressed as a percentage of the aggregate sums or differences of all Partners determined under (c), above.

                  The Managing Partner, based upon such considerations as the Managing Partner, in its sole discretion, determines to be relevant to such valuation, shall determine the Fair Market Value of the Partnership Property and the resulting Partnership Percentages pursuant to the fourth sentence of this Section (such valuation and resulting Partnership Percentages being hereafter referred to as the "Partnership Valuation"). If a Partner objects in writing to the Partnership Valuation, such Partner may, at its sole cost and expense and within fourteen (14) days from the date of such written objection, engage an appraiser to determine within 30 days of such appointment the Fair Market Value of the Partnership Property and the resulting Partnership Percentages in accordance with the fourth sentence of this Section (the "Partner Appraised Value"). If the Partner Appraised Value is at least eighty percent (80%) of the Initial Value and less than or equal to one hundred twenty percent (120%) of the Initial Value, then the Partnership Percentages shall be based upon the average of the Partnership Valuation and the Partner Appraised Value. If the Partner Appraised Value is less than eighty percent (80%) of the Initial Value or more than one hundred twenty percent (120%) of the Initial Value, then the Managing Partner and the Partner(s) objecting to the Partnership Valuation shall, within fourteen (14) days from the date of the Partner Appraised Value, mutually agree on an appraiser (the "Independent Appraiser"). The cost of the Independent Appraiser shall be borne equally by the Partnership and the Partner(s) objecting to the Partnership Valuation. The Independent Appraiser shall determine within 14 days after its appointment the Fair Market Value of the Partnership Property and the resulting Partnership Percentages pursuant to the fourth sentence of this Section (such valuation and resulting Partnership Percentages being hereafter referred to as the "Independent Valuation"), but such Independent Valuation shall be not less than the smaller of the Partnership Valuation and the

Partner Appraised Value nor greater than the larger of the Partnership Valuation and the Partner Appraised Value. The Independent Valuation as so determined shall be binding upon the Partnership and each of the Partners. The Partnership shall cooperate in assisting the appraisers in conducting the foregoing appraisals, including providing reasonable access to the books and records of the Partnership and to such other information as the appraisers reasonably request in connection with such determinations; provided, however, that nothing in this Agreement shall require the Partnership to disclose privileged or proprietary information; and provided further, that the Partnership may require such appraisers to enter into such confidentiality and non-disclosure agreements as the Managing Partner reasonably believes to be necessary to protect the interests of the Partnership and its Partners. The Managing Partner may by a majority vote of its Board of Directors establish a disproportionate monthly or other periodic draws during the calendar year but any such disproportionate draws shall not be regarded as disproportionate distributions if compensating distributions, determined with or without interest in the discretion of the Managing Partner, are made by the end of March of the following calendar year so that the periodic draws and compensating distributions in the aggregate are proportionate. A successor or assign of a Partner shall succeed to that portion of the predecessor Partner's Partnership Percentage which is assigned or otherwise transferred to that successor or assign in accordance with the provisions of Section 7.

         1.49 "Partnership Property" means any property, real, personal or mixed, or any interest therein or appurtenant thereto which may be owned or acquired by the Partnership.

          means any individual, estate, trust, corporation, partnership, limited liability company, joint venture, unincorporated organization or other entity, association or organization.

         1.51 "Proportionate Part" means, with respect to any Partner or Family Group, the Partnership Percentage of such Partner or the aggregate Partnership Percentage of such Family Group.

         1.52 "Purchase Price" shall mean the Fair Market Value of the Offered Interests or Option Interests, as the case may be, determined as follows:

                  (a) Initial Value. The Managing Partner shall from time to time determine a value for the Partnership Interests (the "Initial Value") based upon such considerations as the Managing Partner, in its sole discretion, determines to be relevant to such valuation. If a Selling Partner or Outside Partner (for purposes of this Section 1.52, the "Objecting Party") does not provide written objections to Partnership concerning the Initial Value set forth in the Valuation Notice within 10 days after the date of such Valuation Notice, the Purchase Price shall be equal to the Initial Value.

                  (b) Appraised Value. If an Objecting Party objects in writing to the Initial Valuation within 10 days after its receipt of the Valuation Notice, the Objecting Party, within fourteen (14) days from the date of such written objection, shall engage an appraiser (the "First Appraiser") to determine within 30 days of such appointment the Fair Market Value of the Shares (the "First Appraised Value"). The cost of the First Appraiser shall be borne by the

Objecting Party. If the First Appraised Value is at least eighty percent (80%) of the Initial Value and less than or equal to one hundred twenty percent (120%) of the Initial Value, then the Purchase Price shall be the average of the Partnership Valuation and the Partner Appraised Value. If the First Appraised Value is less than eighty percent (80%) of the Initial Value or more than one hundred twenty percent (120%) of the Initial Value, then the Partnership and the Objecting Party shall, within fourteen (14) days from the date of the First Appraised Value, mutually agree on an appraiser (the "Final Appraiser"). The cost of the Final Appraiser shall be borne equally by the Partnership and the Objecting Party. The Final Appraiser shall determine within 14 days after its appointment the Fair Market Value of the Shares (the "Final Valuation"), but such Final Valuation shall be not less than the smaller of the Initial Value and the First Appraised Value nor greater than the larger of the Initial Value and the First Appraised Value. The Purchase Price shall be equal to the Final Valuation and shall be final and binding upon the parties to this Agreement for purposes of the subject transaction.

                  (c) Mutually Agreed Upon Purchase Price. Notwithstanding the procedure set forth above, the Partnership and an Objecting Party may, prior to or at any time during the appraisal process, mutually agree on a single independent appraiser to determine the Purchase Price, which determination shall be binding on all of the parties, or may agree in writing upon a Purchase Price.

                  (d) Cooperation with Appraisers. The Partnership shall cooperate in assisting the appraisers in determining the Purchase Price, including providing reasonable access to the books and records of the Partnership and to such other information as the appraisers reasonably request in connection with such determination; provided, however, that nothing in this Agreement shall require the Partnership to disclose privileged or proprietary information; and provided further, that the Partnership may require such appraisers to enter into such confidentiality and non-disclosure agreements as the Managing Partner reasonably believes to be necessary to protect the interests of the Partnership and its Partners.

         1.53 "Purchase Right" shall have the meaning set forth in Section 7.4.

         1.54 "Qualified Fiduciary" means (a) the trustee of any trust (including without limitation a voting trust) if and as long as the trust is held for the benefit of one or more Authorized Transferees and no other Person, or (b) the executor, administrator, guardian, personal representative or other fiduciary of a deceased, incompetent, bankrupt or insolvent Authorized Transferee; provided that any such trust must prohibit the transfer of Partnership Interests to any Persons other than (x) the Person or Persons who established the trust, and (y) Authorized Transferees of the Person or Persons who established such trust.

         1.55 "Remaining Interests" shall have the meaning set forth in Section 7.6(b).

         1.56 "Seller's Notice" shall have the meaning set forth in Section 7.4(a).

         1.57 "Selling Partner" shall have the meaning set forth in Section 7.4.

         1.58 "Starting Date" means, with respect to any Seller's Notice or Call Notice, the date of the final determination of the Purchase Price relating to such notice.

         1.59 "Transfer" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in Partnership Interests, whether voluntary, involuntary, by operation of law or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the occurrence of an event discussed in Sections 1.17(a), 1.17(b), or 1.17(c), pursuant to which a Family Member ceases to be a Family Member and is thereafter treated as an Outside Partner, shall not constitute a "Transfer" for purposes of triggering the exercise of Purchase Rights under Section 7.4 of this Agreement.

         1.60 "Valuation Notice" shall mean the notice given by the Partnership pursuant to Sections 7.4(b) or 7.5(a) and stating the Initial Value at which a Purchase Right or a Call Option is to be exercised.

2.       FORMATION, NAME, PURPOSES, POWERS AND TERM

         2.1 Formation. The Partners hereby enter into and form the Partnership on and subject to the terms and conditions of this Agreement, as a limited partnership organized pursuant to the provisions of the Act and the laws of the State of Delaware. The Partners shall execute and record a Certificate for the Partnership as contemplated by the Act. Each Partner's Partnership Interest shall be personal property for all purposes.

                  All real and other Partnership Property owned by the Partnership shall be deemed owned by the Partnership as an Entity, and no Partner, individually, shall have a direct ownership interest in such Partnership Property.

         2.2 Name and Principal Place of Business. The Partnership shall do business under the name "RANKIN ASSOCIATES II, L.P." The principal place of business of the Partnership shall be Rankin Management, Inc., 5875 Landerbrook Drive, Suite 300, Mayfield Heights, Ohio 44124-4017, or such other place as the General Partners may from time to time determine. The General Partners shall execute any assumed or fictitious name certificate(s) required by law in connection with the formation of the Partnership and shall file same in the appropriate public records.

         2.3      Purposes and Powers.

                  (a) The character of business and purpose of the Partnership is to invest, acquire, sell, hold, own, develop, improve, maintain, mortgage, manage, lease and operate the Partnership Property and to conduct all other business related or incident thereto. In particular, the Partnership is initially designed as a vehicle for consolidating the management of the Partnership Property, providing for the succession of management, and enhancing total returns from the Partnership Property.

                  (b) In furtherance of the above-stated purposes and subject to any restrictions contained in this Agreement (including, but not limited to, Section 5.1), the Managing Partner, acting on behalf of the Partnership, shall have the power to:

                           (i) Enter into a contract for purchase or sale of any
of the Partnership Property.

                           (ii)Execute  all documents or instruments of any kind
appropriate for carrying out the purposes of the Partnership, including, without limitation, investment management, management, purchase, debt, and security agreements.

                           (iii)  Open  and  maintain  one  or  more  depository
accounts, including money market accounts and margin accounts, in the name of the Partnership.

                           (iv) Employ such personnel and obtain such management
services and/or such investment management, legal, accounting, and other professional services and advice as the Partners deem advisable in the course of the Partnership's operations under this Agreement, including the services of any party who, directly or beneficially, is a Partner or a spouse or descendant of a Partner, and pay reasonable fees for such services.

                           (v) Pay all real  estate  and ad  valorem  taxes  and
other governmental charges levied or assessed against the Partnership Property, and all other taxes (other than income taxes of the Partners except to the extent that the Partnership may be obligated to withhold therefor) directly relating to the Partnership's operations under this Agreement.

                           (vi)  Borrow  money  from  banks  and  other  lending
institutions or from other third parties or from any of the Partners for Partnership purposes and pledge or otherwise grant security interests in the Partnership Property for the repayment of such loans.

                           (vii) Take any of the Partnership Property subject to
a loan or assume a loan secured by any of the Partnership Property irrespective of whether such outstanding loan is from a lending institution or other third party or from one or more of the Partners.

                           (viii)  Perform any and all other acts or  activities
customary, incidental, necessary or convenient to the purposes and powers enumerated herein.

                  (c) Nothing in this Agreement shall, or shall be deemed to, restrict in any way the freedom of any Partner (directly or through an affiliate) to conduct any other business or activity whatsoever (including, without limitation, the acquisition, development, leasing, sale, operation and management of other real property), without any accountability to the Partnership or any other Partner, even if such business or activity competes with the business of the Partnership, it being understood by each Partner that the other Partners or affiliates thereof may be interested, directly or indirectly, in various other businesses and undertakings not included in the Partnership.

         2.4 Term. The term of the Partnership shall commence as of the date of this Agreement and shall continue until the date which is thirty (30) years from the date hereof, unless extended by amendment to this Agreement or sooner terminated as herein provided.

         2.5 Registered Agent. The name of the Partnership's initial agent for service of process on the Partnership in the State of Delaware shall be Corporation Service Company, and the address of the initial registered office and the initial registered agent shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. As required by the Act, the Partnership shall at all times maintain in the State of Delaware an office and an agent for service of process selected by the General Partners in accordance with any relevant provisions of the Act.

3. REPRESENTATIONS AND WARRANTIES. Each Partner, in order to induce the other Partners to enter into this Agreement, hereby represents and warrants to the other Partners that:

         3.1 Validity of Agreement. This Agreement, and each and every other agreement, document and instrument provided for herein and to which such Partner is or shall be a party, when executed and delivered, shall constitute the valid and binding obligation of such Partner, enforceable against such Partner in accordance with its terms, except as enforceability may be limited by (a) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (b) the availability of equitable remedies generally.

         3.2 No Violation of Material Instruments. The execution and delivery of
this  Agreement  by  such  Partner  does  not,  and  the   consummation  of  the
transactions contemplated hereby shall not:

                  (a) violate or constitute an occurrence of default (which violation or default either singularly or in the aggregate would be considered material) under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under any material agreement, instrument, order, judgment, decree or other arrangement to which such Partner is a party or by which he is bound or his assets affected; or

                  (b) require any consent, approval, filing or notice under any provision of law, or violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such Partner.

4.       CAPITAL

         4.1 Initial Contributions. As of the date hereof, the Partners have contributed various properties to the Partnership as their respective initial Capital Contributions. The initial Partnership Interests and Partnership Percentages shall be proportional to the Fair Market Values of the Partners' respective Capital Contributions, without regard to whether such Capital Contributions are for an interest as a General Partner, Limited Partner, or both. The properties initially contributed to the Partnership by the respective Partners, the Fair Market Values of such

Capital Contributions, as mutually agreed upon by the Partners, and the specification of the extent to which such Capital Contributions are for an interest as a General Partner or a Limited Partner are set forth in Schedule A attached hereto. The Partners acknowledge that they, their advisers, or both are familiar with the properties contributed to the Partnership, have considerable knowledge and experience regarding the valuation of those properties and similar properties, and have in good faith determined the Fair Market Values of such properties, as set forth in Schedule A.

         4.2 Additional Contributions. In addition to the Capital Contributions made by the Partners pursuant to Section 4.1 hereof, and subject to the limitations on any requirement that a Partner make additional Capital Contributions (as hereinafter provided in the second paragraph of this Section 4.2), the Partners may, from time to time, make such additional Capital Contributions as may be necessary or desirable in the discretion of the Managing Partner; provided, however, that any property contributed to the Partnership under this Section 4.2 shall be transferred subject to any and all existing liabilities encumbering such contributed property, and the Partnership shall take and hold the contributed property subject to such existing liabilities but shall not assume such liabilities unless Partners owning more than fifty percent (50%) of the Partnership Interests consent in writing to any such assumption. In the event the net values of the additional Capital Contributions shall be disproportionate to the Partners' Partnership Percentages immediately before the additional Capital Contributions, then the Partnership Percentages shall be adjusted as provided in Section 1.48 to reflect the disproportionate additional Capital Contributions.

                  Under no circumstances shall a Limited Partner be personally liable for any of the debts or obligations of the Partnership by reason of such Person's status as a Limited Partner. No Limited Partner shall be required, by reason of such Person's status as a Limited Partner, to contribute any capital to the Partnership except as provided in Section 4.1.

         4.3      Capital Accounts.

                  (a) An individual Capital Account shall be established and maintained for each Partner in accordance with the requirements of the Code and any regulations thereunder, and shall be credited with the Capital Contributions(s) of such Partner and that portion of Net Income allocable to such Partner, and shall be debited with that portion of any Net Loss allocable to such Partner and all distributions made by the Partnership to such Partner. If the Partner is both a General Partner and a Limited Partner, subaccounts shall be maintained to reflect the Person's interest as a General Partner and as a Limited Partner.

                  (b) No interest shall be payable to any Partner on any positive balance in such Partner's Capital Account.

                  (c) No Partner shall have the right to withdraw from his Capital Account or to otherwise receive any Partnership funds or Partnership Property except as provided by this Agreement. Each Partner expressly waives any right to partition the Partnership Property which he or she may otherwise have, as provided in Section 11.4.

                  (d) A Partner shall be required to eliminate in any fashion approved in good faith by the Managing Partner any deficit balance which may arise in that Partner's Capital Account, at the time the Partnership is dissolved or at any other time, provided, however, that no Limited Partner shall be required, by reason of such Person's status as a Limited Partner, to contribute any capital to the Partnership except as provided in Section 4.1. If a Limited Partner unexpectedly receives an adjustment, allocation or distribution described in (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the regulations issued under Section 704(b) of the Code (or any successor thereto), gross income of the Partnership or gain from a sale of assets shall be allocated to such Limited Partner or Limited Partners in an amount sufficient to eliminate any deficit balance in such Limited Partner's capital account caused by such adjustment, allocation or distribution as quickly as possible to the extent such deficit balance exceeds the amount such Limited Partner is deemed obligated to restore to the Partnership pursuant to the Section 704(b) regulations. It is the intent of the Partners that any allocation pursuant to this Section 4.3 constitutes a "qualified income offset" under Treasury regulation Section 1.704-1(b)(2)(ii)(d).

         4.4 Allocation of Net Income and Net Loss. Net Income or Net Loss of the Partnership shall be determined as of the end of each calendar year and as of the end of any interim period extending through the day immediately preceding any disproportionate Capital Contribution or distribution or succession or assignment. If a calendar year includes an interim period, the determination of Net Income or Net Loss for the period extending through the last day of the calendar year shall include only that period of less than twelve (12) months occurring from the day immediately following the last day of the latest interim period during the calendar year and extending through the last day of the calendar year. For all purposes, including income tax purposes, Net Income, if any, of the Partnership for each calendar year or interim period shall be allocated among the Partners in proportion to their Partnership Percentages for the calendar year or interim period. In the event of a Net Loss for a particular calendar year or interim period, then, for such calendar year or interim period, the Net Loss for such calendar year or interim period shall be allocated among the Partners in proportion to their respective Partnership Percentages for the calendar year or interim period.

         4.5      Distributions.

                  (a) The Partnership must distribute annually among the Partners an amount equal to the greater of (i) Net Operating Cash Flow of the Partnership, or (ii) an amount corresponding to the income tax liabilities of the Partners resulting from the allocation of Net Income (as shall be determined in good faith by the Managing Partner by assuming that all Partners are in the highest marginal federal income tax bracket and by using the income tax rates for the state of residence of the Partner with the highest state income tax rates). The Partnership shall make such distributions from time to time during each year as the Managing Partner determines, provided that the Partnership must distribute quarterly at least fifteen days in advance of the dates on which estimated tax payments are due at least an amount corresponding to the income tax liabilities of the Partners resulting from the allocation of Net Income (as determined as provided in the preceding sentence).

                  (b) All distributions shall be made in proportion to the Partners' Partnership Percentages except (i) when the Managing Partner by majority vote of its Board of Directors approves the disproportionate distribution, or (ii) with respect to any payment of NACCO Class A Shares or NACCO Class B Shares by the Partnership pursuant to Section 7.7(a). The Managing Partner is encouraged to consider disproportionate distributions to defray the income tax liabilities resulting from special allocations under Section 704(c) of the Code, but such disproportionate distributions shall not be required. Subject to Section 4.5(a), the Managing Partner is expressly authorized to make monthly or other periodic draws with respect to one or more, but not necessarily all, of the Partners, on the condition that compensating distributions, determined with or without interest in the discretion of the Managing Partner, shall be made to the other Partners on or before the end of March of the following calendar year so that the total draws and compensating distributions shall be proportionate. For all purposes of this Agreement, except as provided in the immediately preceding sentence, a distribution among the Partners which is not in proportion to Partnership Percentages shall be regarded as disproportionate. In the event that a disproportionate distribution occurs, the Managing Partner shall appropriately adjust the Capital Accounts of the Partners to reflect such disproportionate distribution. This adjustment of Capital Accounts, and thus Partnership Interests, shall be in addition to the adjustment in Partnership Percentages.

         4.6 No Right to Return of Capital. Except as otherwise expressly provided in this Agreement, the Partners shall not have the right to demand the return of all or any portion of their respective Capital Contributions or to demand or receive property other than cash in return for their respective Capital Contributions.

5.       MANAGEMENT.

         5.1 Management of Partnership Business. The Managing Partner shall be responsible for managing and conducting the ordinary and usual business and affairs of the Partnership, and by the vote of a majority of the Board of Directors of the Managing Partner shall make all management decisions on behalf of the Partnership, including, without limitation (except as expressly provided elsewhere in this Agreement):

                  (a) the voting of any stock, partnership interest, or interest in a limited liability company with respect to which the Partnership owns more than five percent (5%) of the total voting power;

                  (b) the borrowing of any funds for or by the Partnership in excess of $200,000 (whether secured or unsecured), the collateralization of any such borrowing with any Partnership Property, or the prepayment of any such borrowing;

                  (c) the approval of Partnership budgets;

                  (d) the approval of any contracts between the Partnership and any Partner or any shareholder, beneficiary, spouse, descendant, or spouse or descendant of a shareholder or beneficiary of one of the Partners;

                  (e) the retention or termination of an investment manager;

                  (f) except as provided in Section 7 or elsewhere in this Agreement, the admission of new Partners to the Partnership;

                  (g) the exercise by the Partnership of the Call Option pursuant to Section 7.5; and

                  (h) the election to subject the Partnership to the unified audit rules of " 6221-6234 of the Code, as provided in Section 5.5.

         5.2      Management of Partnership Property Consisting of NACCO Stock.

                  (a) The Managing Partner by the approval of a majority of its Board of Directors shall direct the voting of the NACCO Class A Stock and NACCO Class B Stock held by the Partnership and may authorize the Partnership to enter into a voting arrangement with respect to any or all of such NACCO Class A Stock and NACCO Class B Stock.

                  (b) The Partnership will not Transfer any shares of NACCO Class B Stock without the consent of a majority of the Board of Directors of the Managing Partner and the consent of Partners owning more than 75% of all Partnership Interests.

                  (c) The Partnership will not Transfer any shares of NACCO Class A Stock, other than to acquire NACCO Class B Stock, without the consent of a majority of the Board of Directors of the Managing Partner and the consent of Partners owning more than 75% of all Partnership Interests.

         5.3 Election of Managing Partner. RANKIN MANAGEMENT, INC. is hereby designated as the initial Managing Partner. If RANKIN MANAGEMENT, INC. or any successor ceases to serve as a Managing Partner, such General Partner(s) or officer(s) of a General Partner selected by Partners owning not less than ninety percent (90%) of the Partnership Interests shall serve as successor Managing Partner or Co-Managing Partners (referred to herein collectively in the singular as "Managing Partner" unless the context indicates to the contrary). Such General Partner(s) or officer(s) of a General Partner who are thus selected as Managing Partner or Co-Managing Partners may expressly be one or more Co-Managing Partners who continue to serve after another Co-Managing Partner ceases to serve.

                  If an individual Managing Partner or Co-Managing Partner is determined by his or her principal attending physician to be incapable of handling his or her duties as Managing Partner or Co-Managing Partner, such incapacitated Managing Partner or Co-Managing Partner shall be deemed to have resigned for the period of his or her incapacity, but such individual shall be restored as Managing Partner or Co-Managing Partner in lieu of his or her successor (or that Person's successor), if any, in the event his or her principal attending physician later determines that the incapacitated Managing Partner or Co-Managing Partner has recovered sufficiently to resume the duties of Managing Partner or Co-Managing Partner. Any determination by the

Managing Partner's or Co-Managing Partner's principal attending physician shall be conclusive, and the principal attending physician shall be held harmless by the Partnership from any liability resulting from any good faith determination of incapacity or recovery. Any determination hereunder by the principal attending physician shall be in recordable form.

                  Any Managing Partner or Co-Managing Partner may be removed and replaced only by and with the consent of Partners owning not less than ninety percent (90%) of all Partnership Interests.

                  So long as more than one Managing Partner shall be serving, the vote of a majority of those then serving shall control. The Managing Partner or any Co-Managing Partner may sign on behalf of the Partnership, and any third party may conclusively rely upon the signature of the Managing Partner or any Co-Managing Partner as being binding upon the Partnership. Any person dealing in good faith with the Partnership may conclusively rely upon any writing signed by one or more Persons certifying (a) that such Person or Persons are the Managing Partner, a Co-Managing Partner, or the Co-Managing Partners then serving and (b) that such Person or Persons are acting in accordance with the terms of this Agreement. The Co-Managing Partner working regularly in the Partnership's principal place of business shall be responsible for informing any other Co-Managing Partner(s) of any matters requiring the Managing Partner's approval, and the Managing Partner shall keep the other Partners informed on a timely basis as to all significant matters of concern to the Partnership.

         5.4 Compensation of Managing Partner. The Managing Partner or Co-Managing Partners shall not be entitled to any compensation for performance of duties under this Agreement as Managing Partner or Co-Managing Partners. The Partnership shall reimburse the Managing Partner or any Co-Managing Partner at cost for reasonable out-of-pocket expenses incurred in the performance of duties under this Agreement.

         5.5 Tax Matters. The Managing Partner may elect, pursuant to ' 6231(a)(1)(B)(ii) of the Code, to subject the Partnership to the unified audit rules of " 6221-6234 of the Code. If such election is made, the Managing Partner (or one of the Co-Managing Partners selected by vote of the Co-Managing Partners then serving in accordance with Section 5.3 if more than one Managing Partner shall then be serving) will be the Partnership's "tax matters partner," as that term is defined in Section 6231(a)(7) of the Code, and shall receive notice of the commencement of any administrative proceeding at the Partnership level with respect to any Partnership item or items, and shall receive notice of any final Partnership administrative adjustment resulting from any such proceeding, in each case within the meaning of Sections 6223 and 6231 of the Code. The Partnership's tax matters partner shall supply such information to the Internal Revenue Service as may be necessary to enable the Internal Revenue Service to provide the Partners with such notices as are required under the Code. The Partnership's tax matters partner shall also keep each Partner informed of any administrative or judicial proceeding relative to any adjustment or proposed adjustment at the Partnership level of Partnership items. Without the prior written approval of Partners owning more than fifty percent (50%) of the Partnership Interests, the tax matters partner shall not (a) enter into any settlement agreement with the Internal Revenue Service which purports to bind persons other than the tax matters partner, (b) file a petition as contemplated by Sections 6226(a) or 6228 of the Code, (c) intervene in any action as contemplated by Section 6226(b) of the Code, (d) file any request as contemplated by Section 6227(b) of the Code, or (e) enter into an agreement extending the period of limitation as contemplated by Section 6229(b)(1)(B) of the Code.

         5.6 Limitation of Liability. No Partner, direct or indirect shareholder of a Partner, or director, officer, or employee of the Partnership or a Partner shall be liable to the Partnership or any of its Partners for any loss, damage, liability or expense suffered by the Partnership or its Partners on account of any action taken or omitted to be taken by such Person on behalf of, or at the request of, the Partnership, or in connection with the organization of the Partnership, provided such Person discharges such Person's duties in good faith, exercising the same degree of care and skill that a prudent person would have exercised under the circumstances in the conduct of such prudent person's own affairs, and in a manner such Person reasonably believes to be in the best interest of the Partnership. A Person's liability hereunder shall be limited only for those actions taken or omitted to be taken by such Person in connection with the organization of the Partnership or the management of the business and affairs of the Partnership. The provisions of this Section are not intended to limit the liability of any person in any other connection, including, but not limited to, any obligations of such Person undertaken in this Partnership Agreement or any contract with the Partnership.

         5.7 Right to Indemnification. The Partnership shall indemnify each Person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Partnership or by third parties), by reason of the fact that such Person is or was a Partner, direct or indirect shareholder of a Partner, director, officer, or employee of the Partnership or a Partner, or organizer of the Partnership, against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding); provided, however, that the Partnership shall not be required to indemnify or advance expenses to any person from or on account of such Person's conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest, grossly negligent, or willful misconduct; provided, further, that the Partnership shall not be required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Partnership; and provided, finally, that a Person shall be indemnified hereunder only for those actions taken or omitted to be taken by such Person in connection with the discharge of such Person's obligations for the organization of the Partnership or the management of the business and affairs of the Partnership and that the provisions of this Section 5.7 are not intended to extend indemnification to any Partner or other Person for any obligations of such Partner or other Person undertaken in this Partnership Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such

Person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest, grossly negligent, or willful misconduct.

6.       BOOKS, AUDITS AND FISCAL MATTERS.

         6.1 Partnership Books. The Managing Partner shall maintain full and complete books and records for the Partnership at its principal office, and each Partner and his, her, or its designated representatives shall at all times have reasonable access to, and may inspect and copy any of, such books and records.

         6.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

7.       TRANSFER OF PARTNERSHIP INTERESTS.

         7.1 Securities Laws. Each Partner acknowledges that its Partnership Interest was offered and is being sold in reliance upon the representation, hereby affirmed, that such Partnership Interest is being purchased for investment for such Partner's own account or in his or its fiduciary capacity for a fiduciary account, as appropriate, and not with a view to, or for resale in connection with, the distribution of such Partnership Interest or any interest therein. Each Partner also acknowledges that such Partner's Partnership Interest has not been registered under the Securities Act of 1933 or any state securities laws. Notwithstanding any other provision in this Agreement, but subject to express written waiver by the Managing Partner in the exercise of its reasonable judgment, no portion of or interest in any Partnership Interest may be offered for sale or be the subject of a Transfer without the registration of the Partnership Interest under the Securities Act and applicable state securities laws, unless the Partnership shall have received such assurances satisfactory to the Managing Partner that such Transfer does not violate the Securities Act, any state securities laws or any other law applicable to the Partnership, including, without limitation, such legal opinions which it in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer, together with such representations, warranties and indemnifications from the transferor and the transferee as the Managing Partner in its good faith and reasonable discretion deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to protect the Partnership and the other Partners from any liability resulting from any such Transfer. Such opinions, representations, warranties and indemnities may include, without limitation, assurance that the transaction is exempt from any registration or qualification provisions arising under applicable Federal and state securities laws and would not require the registration or qualification of the Partnership Interest under any such laws.

         7.2 Restriction on Transfers. Except as otherwise provided in this Agreement, no Partner shall, either during the Partner's lifetime or upon the Partner's death, Transfer any of the Partnership Interests now owned or hereafter acquired by such Partner. Moreover, no Partner shall Transfer or attempt to Transfer any Partnership Interest if such Transfer or attempted Transfer is contrary to the provisions of the NACCO Restated Certificate or the NACCO Stockholders' Agreement. In the event of any purported or attempted Transfer of Partnership Interests that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a Partner of the Partnership for any purpose and shall not be entitled to any of the rights of a Partner of the Partnership, including, without limitation, the right to vote the Partnership Interests or to receive a certificate for Partnership Interests or any distributions of any kind on or with respect to Partnership Interests. Any purported or attempted transfer of Partnership Interests made other than in accordance with the provisions of this Agreement shall be void ab initio and the last holder of record who acquired such Partnership Interests in a manner not contrary to the provisions of this Agreement shall be recognized as the holder of such Partnership Interests for all purposes and the Partnership Interests shall continue to be treated as Partnership Interests for all purposes under this Agreement, shall be deemed owned by such recognized holder for purposes of the operation of this Agreement and shall continue to be subject to the terms of this Agreement.

         7.3 Unrestricted Transfers. Notwithstanding anything to the contrary contained herein, each Partner or Authorized Transferee of such Partner shall be entitled to Transfer all or any portion of his, her or its Partnership Interests to any Authorized Transferee of such Partner, provided that such Partner has first obtained the written consent of the Managing Partner, which consent may be withheld for any reason or for no reason at all, without need to comply with the other provisions of this Agreement.

         7.4 Purchase Right. At any time after the date hereof, the Partnership and the Family Groups shall have a right of first refusal (the "Purchase Right") to purchase, pursuant to the terms of this Section 7.4, from any Partner (for purposes of this Section 7.4, a "Selling Partner") intending to Transfer, other than as permitted in Section 7.3 of this Agreement, all or any portion of his, her or its Partnership Interests (including any Partnership Interests acquired after the date hereof).

                  (a) A Selling Partner intending to Transfer all or any portion of his, her or its Partnership Interests shall first deliver to the Partnership a written notice (the "Seller's Notice") specifying (i) the Partnership Interests to be transferred (the "Offered Interests"); and (ii) the identity of the proposed transferee.

                  (b) Within 10 days after the Partnership's receipt of the Seller's Notice, the Managing Partner shall deliver to the Selling Partner a Valuation Notice setting forth the Initial Value and the Managing Partner and the Selling Partner shall commence the process to determine the Purchase Price pursuant to Section 1.52 of this Agreement.

                  (c) Within 10 days after the Starting Date, the Partnership shall notify each Family Holder (other than the Selling Partner) of (i) the Starting Date; (ii) the number of Offered Interests; and (iii) the Purchase Price. The Partnership's notice shall include a copy of the Seller's Notice.

                  (d) Within 40 days after the Starting Date, each Partner shall notify the Partnership of how many, if any, of the Offered Interests he or she elects to purchase.

                  (e) Within 50 days after the Starting Date, the Partnership shall provide written notice to the Selling Partner and to each other Partner of
(i) the number of Offered Interests to be purchased by Family Holders and the allocation of the Offered Interests among the Family Holders pursuant to the terms of Section 7.6 of this Agreement; (ii) the number of Offered Interests to be purchased by the Partnership; and (iii) the time, date and place of Closing which shall be no sooner than 90 days after the Starting Date and no later than 120 days after the Starting Date.

         7.5 Call Options to Purchase Partnership Interests. At any time after the date hereof, the Partnership and the Family Groups shall have the option (the "Call Option") to purchase from any Partner who is then an Outside Partner all, but not less than all, of the Partnership Interests (the "Option Interests") directly or indirectly owned by such Outside Partner, and upon the exercise of a Call Option such Outside Partner shall be obligated to sell to the purchasing Partners or the Partnership, as the case may be, all (but not less than all) of his, her or its Option Interests. The Call Option shall be exercised as follows:

                  (a) Within thirty (30) days after the determination by the Partnership to exercise a Call Option with respect to an Outside Partner, the Partnership shall provide written notice (the "Call Notice") of such exercise to the Selling Outside Partner of (i) the exercise of the Option; (ii) the number of Option Interests; and (iii) the Initial Value of the Option Interests. Thereafter, the Partnership and the Outside Partner shall determine the Purchase Price in accordance with Section 1.52.

                  (b) Within ten (10) days after the Starting Date, the Partnership shall provide notice of such exercise to each Family Holder of (i) the exercise of the Option; (ii) the number of Option Interests; (iii) the Purchase Price of the Option Interests; and (iv) the Starting Date.

                  (c) Within 40 days after the Starting Date, each Family Holder shall notify the Partnership of how many, if any, of the Option Interests he, she or it elects to purchase.

                  (d) Within 50 days after the Starting Date, the Partnership shall provide written notice to the selling Outside Partner and to each Family Holder of (i) the allocation of the Option Interests among the Family Holders pursuant to the terms of Section 7.6 of this Agreement; (ii) the number of Option Interests to be purchased by the Partnership; and (iii) the time, date and place of Closing which shall be no sooner than 90 days after the Starting Date and no later than 120 days after the Starting Date.

                  (e) If the Partnership and the Family Holders do not together elect to purchase all of the Option Interests then the Outside Partner shall not be obligated to sell any of the Option Interests; provided, however, that the Partnership and the Family Holders shall continue to have the right to exercise a Call Option with respect to such Option Interests at anytime thereafter.

                  (f)  The  Option   Interests  shall  be  allocated  among  the
Partnership and the Family Groups, and within each Family Group among its members, in the manner provided in Section 7.6.

         7.6 Allocation of Offered Interests / Option Interests. Offered Interests and Option Interests shall be allocated among the Partnership and the Family Holders pursuant to the terms of this Section 7.6. At the Closing, the Partnership and such Family Holders, as the case may be, shall be obligated to purchase the Offered Interests or Option Interests so allocated pursuant to the terms and provisions of this Agreement. Notwithstanding anything to the contrary contained herein, no Partner shall be entitled to receive, or be obligated to purchase, more Partnership Interests than such Partner has elected to purchase pursuant to Section 7.4(d) or 7.5(c), as the case may be. All Offered Interests or Option Interests shall be allocated as follows:

                  (a) Allocation to Original Holders of Offered Interests. Any Offered Interests or Options Interests shall first be allocated to members of the Family Group (the "Original Holders") (i) in which the Selling Partner is the Initial Limited Partner or a Family Member, or (ii) if the Selling Partner is an Outside Partner, from which the Selling Partner, or his, her or its predecessors in interest, acquired such Offered Interests or Option Interests, to the extent such Original Holders have elected to purchase the Offered Interests or Option Interests. Such Partnership Interests shall be allocated in accordance with Section 7.6(d).

                  (b) Allocation among Family Groups. Any Offered Interests or Option Interests not allocated pursuant to Section 7.6(a) (the "Remaining Interests") shall be allocated among the Family Groups (other than the Original Holders) which have Partners electing to purchase Offered Interests or Option Interests as follows:

                           (i) If a Family Group has collectively elected to purchase a number of Offered Interests or Option Interests which is less than or equal to its Proportionate Part of the Remaining Interests, then such Family Group shall be allocated the number of Partnership Interests that its members have elected to purchase.

                           (ii) If a Family Group has collectively elected to purchase a number of Offered Interests or Option Interests which is greater than its Proportionate Part of the Remaining Interests, then such Family Group shall, in the first instance, be allocated its Proportionate Part of the Remaining Interests.

                           (iii) If additional Remaining Interests remain to be allocated after the application of subsections (i) and (ii) above (the
                                    "Outstanding  Remaining  Interests"),   then
                                    each Family Group which has collectively elected to purchase a number of Offered Interests or Option Interests which exceeds its Proportionate Part shall be allocated an additional number of the Remaining Interests equal to the lesser of:

                                    (A)     The number of Offered  Interests  or
                                            Option  Interests  which such Family
                                            Group  elected to purchase but which
                                            were not  allocated  to it by reason
                                            of subsection (ii) above, or

                                    (B)     That  portion  of  the   Outstanding
                                            Remaining Interests represented by a
                                            fraction  the  numerator of which is
                                            the number of Partnership  Interests
                                            held by such Family  Group (prior to
                                            such     allocation),     and    the
                                            denominator  of which is the  number
                                            of Partnership Interests held by all
                                            Family  Groups which have elected to
                                            purchase   a   number   of   Offered
                                            Interests  or  Option  Interests  in
                                            excess   of  the   number  of  those
                                            Offered    Interests    or    Option
                                            Interests  previously  allocated  to
                                            them under this Section 7.6.

                           (iv) Any Partnership Interests remaining to be allocated after the application of subsections (i), (ii) and (iii) above, shall be allocated in accordance with the procedures described in subsection (iii) above until either (A) all of the Offered Interests or Option Interests which Family Holders, as the case may be, have elected to purchase have been allocated, or (B) there remains only one Family Group which has not been allocated all of the Partnership Interests it has elected to purchase, in which event all of the then unallocated Offered Interests or Option Interests shall be allocated to such Family Group up to the amount that such Family Group elected to purchase.

                  (c) Allocation to the Partnership. The Partnership may, but shall not be obligated to, purchase any Option Interests not allocated to a Family Group.

                  (d) Allocation of Partnership Interests among Family Group Members. Offered Interests or Option Interests allocated to a Family Group pursuant to Sections 7.6(a) or 7.6(b) shall be allocated among the Family Holders of such Family Group, as follows:

                           (i) First, to the Initial Limited Partner of such Family Group in an amount equal to the number of Offered Interests or Option Interests such Initial Limited Partner elects to Purchase; and

                           (ii) Second, to each Partner of such Family Group, other than the Initial Limited Partner, electing to purchase Offered Interests or Option Interests in an amount determined by multiplying (A) the number of Partnership Interests allocated to such Family Group and not purchased by the Initial Limited Partner, by (B) a fraction, the numerator of which is the number of Partnership Interests subscribed for by such Partner, and the denominator of which is the aggregate number of Partnership Interests subscribed for by all Partners of a Family Group, other than the Initial Limited Partner.

         7.7 Terms of Sale. The Purchase Price for all Partnership Interests purchased pursuant to Section 7.4 or Section 7.5 of this Agreement shall be paid at the Closing, as follows:

                  (a) If the purchaser is the Partnership, the Partnership, at its election, may pay its portion of the Purchase Price in NACCO Class B Shares, NACCO Class A Shares, immediately available United States Funds, or any combination of such consideration as follows:

                           (i) to the extent that the Partnership elects to pay the Purchase Price be paid in NACCO Class B Shares, the Partnership shall pay to the Selling Partner, such number of NACCO Class B Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in NACCO Class B Shares, divided by (B) the Applicable NACCO Class A Closing Price Average; and

                           (ii) to the extent that the Partnership elects to pay the Purchase Price be paid in NACCO Class A Shares, the Partnership shall pay to the Selling Partner such number of NACCO Class A Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in NACCO Class A Shares, divided by (B) the Applicable NACCO Class A Closing Price Average (If necessary the Partnership may convert NACCO Class B Shares to NACCO Class A Shares and to pay such Purchase Price); and

                           (iii) immediately available United States Funds equal to that portion of the Purchase Price not payable in NACCO Class B Shares or NACCO Class A Shares.


                  (b) If the purchaser is a Partner, such Partner may pay its portion of the Purchase Price in NACCO Class A Shares, immediately available United States Funds, or any combination of such consideration as follows:

                           (i) to the extent that the Partner elects to pay the Purchase Price in NACCO Class A Shares, such Partner shall pay to the Selling Partner such number of NACCO Class A Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in NACCO Class A Shares, divided by (B) the Applicable NACCO Class A Closing Price Average; and

                           (ii) immediately available United States Funds equal to that portion of the Purchase Price not payable in NACCO Class A Shares.

         7.8  Closing

                  (a) The Closing of the purchase and sale of any Partnership Interests pursuant to this Agreement shall occur at the time, date and place specified by the Partnership in its written notice pursuant to Sections 7.4(e)(iii) or 7.5(d)(iii), as the case may be.

                  (b) At Closing, transfer instruments shall be respectively delivered by the seller to each purchaser against payment of such purchaser's portion of the Purchase Price. Such delivery shall constitute warranties by the seller thereof that such seller has full authority to transfer the Partnership Interests to such purchaser and that such purchaser is acquiring the Partnership Interests free and clear of all liens, encumbrances or other outstanding interests of any nature, other than those created pursuant to the terms of this Agreement.

         7.9 Legal Requirements. The purchase and sale of any Partnership Interests pursuant to this Agreement shall be subject to compliance with all applicable state and federal securities laws, and each Partner agrees without additional consideration to do all necessary things reasonably requested by the Partnership in connection therewith, the reasonable expenses of such to be paid by the selling Partner(s).

8. CODE SECTION 754 ELECTION. Upon the written request of Partners owning more than fifty percent (50%) of all Partnership Interests, the Partnership shall file an election under Code Section 754 to adjust the tax basis of the Partnership Property, with respect to any distribution of Partnership Property to a Partner or a transfer of a Partnership Interest, in accordance with Code Sections 734(b) and 743(b). The Partners acknowledge that once a Code Section 754 election shall be validly filed by the Partnership, it shall remain in effect indefinitely thereafter unless the Internal Revenue Service approves the revocation of such election.

9.       DISSOLUTION.

         9.1 Dissolution and Termination. The Partnership shall continue for the term described in Section 2.4 hereof, unless earlier dissolved (a) with the consent of the Managing Partner and Partners owning more than ninety percent (90%) of all Partnership Interests, or (b) upon the bankruptcy of a General Partner unless the continuation of the Partnership is agreed to in writing by all other General Partners, if any, or by Partners holding more than fifty percent (50%) of all Capital Accounts and all Partnership Percentages (exclusive of the Capital Accounts and Partnership Percentages of the bankrupt General Partner), or (c) with the consent of the Managing Partner, upon the Transfer of substantially all of the shares of NACCO Class A Shares and NACCO Class B Shares held by the Partnership. In the event that the Partnership is dissolved, the assets of the Partnership shall be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof, and the proceeds therefrom, together with any assets distributed in kind, shall be distributed first to creditors to satisfy all debts and liabilities of the Partnership other than loans or advances made by the Partners to the Partnership, then to the establishment of reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the Partnership, then to the repayment of any loans or advances made by the Partners to the Partnership, with the balance, if any, to be distributed in accordance with the balances in each Partner's Capital Account at that time. Solely for the purposes of determining the balances of the Partners' Capital Accounts at that time, any Partnership Property that is distributed in kind shall be treated as though such Partnership Property were sold for its Fair Market Value as of the date of distribution, as determined by an independent appraiser. Upon completion of the foregoing, the Partnership shall be terminated.

         9.2 Continuation of Business. Except as provided in Section 9.1, neither the disposition of any Partnership Interest pursuant to Section 7 hereof nor the death, insanity, incapacity, or bankruptcy of a Partner shall cause the dissolution or termination of the Partnership or have any effect upon the continuance of the Partnership business. No Partner shall have a right to withdraw from the Partnership or to abandon any Partnership Interest except as expressly provided herein.

10.      POWER OF ATTORNEY.

         10.1 Grant of Power. Each Partner by his, her or its signature below irrevocably makes, constitutes and appoints the Managing Partner, and each of them, his, her or its true and lawful attorney in his, her or its name, place and stead in any capacities, with the power from time to time to substitute or resubstitute one or more others as such attorney, and to make, execute, swear to, acknowledge, verify, deliver, file, record and publish any and all documents, certificates or other instruments which may be required or deemed desirable by the Managing Partner to (a) effectuate the provisions of any part of this Agreement or any amendments to this Agreement, (b) enable the
Partnership to conduct its business, (c) comply with any applicable law in connection with the Partnership's conduct of its business, (d) retain professional services, including accounting and legal counsel, for the Partnership (including, without limitation, the waiver on behalf of the Partnership and each Partner of any conflict arising from such professional's representation of another client on matters in which the interests of the Partnership, any Partner or any affiliate of the Partnership or any Partner may be adverse to such other client), or (e) to execute any and all statements under
Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, of beneficial ownership of NACCO Class A Shares and/or NACCO Class B Shares, subject to the NACCO Stockholders' Agreement, as amended from time to time, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(f)(iii) under such Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Partner grants to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 10.

         10.2 Irrevocable Nature. It is expressly intended by each Partner that the foregoing power of attorney is a special power of attorney coupled with an interest in favor of each of those appointed as attorney-in-fact on his, her or its behalf, and as such shall be irrevocable and shall survive such Partner's death, incompetence (including an adjudication of insanity) or, in the case of a Limited Partner which is not a natural person, its merger, dissolution or other termination of existence.

         10.3 Further Assurances - Power of Attorney. If applicable law requires additional or substituted language in order to validate the power of attorney intended to be granted by this Section 10, each Shareholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

         10.4 Transfer of Partnership Interests. The foregoing power of attorney shall survive the delivery of an instrument of transfer by any Partner of the whole or any portion of or interest in his, her or its Partnership Interest, except that where a transferee of such Partnership Interest has been approved as a successor Partner and the transferee shall thereupon cease being a Partner (all in accordance with this Agreement), then the power of attorney of the transferor Partner shall survive the delivery of such instrument of transfer for the sole purpose of enabling the attorneys-in-fact for such transferor Partner (or any of them) to execute, swear to, acknowledge and file any and all instruments necessary to effectuate such transfer and succession.

11.      GENERAL PROVISIONS.

         11.1 Obtaining Partner Approvals of Partnership Actions. The requisite approval of the General Partners or Partners, whichever is appropriate, may take the form of the approval of an outline of the general terms of the transaction, and the negotiation of detailed terms may be delegated to the Managing Partner or to any one or more specified Partners, or the approval may be in the form of a blanket delegation of authority to the Managing Partner or to any one or more specified Partners to act on behalf of the Partnership in regard to a particular transaction that is being considered.

         11.2 Arbitration. Any dispute arising in connection with this Agreement shall be an Arbitrable Dispute and shall be finally settled by arbitration under the then applicable Commercial Arbitration Rules of the American Arbitration Association, by one or more arbitrators agreed upon by the parties or, in the absence of such an agreement, appointed in accordance with such Rules. The arbitration proceedings shall be held in Cleveland, Ohio. Judgment upon the award rendered may be entered in any court having jurisdiction and application may be made to such court for judicial acceptance of such award and an order of enforcement as the case may be. The Partners hereby agree that the rendering of an award by the arbitrator or arbitrators shall be a condition precedent to the initiation of any legal proceedings with respect to any Arbitrable Dispute.

         11.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given when the same are (a) delivered in person, or (b) delivered by express or overnight mail or by certified or registered mail, postage prepaid, to the Partners at the addresses set forth in Schedule B attached hereto, and to the Partnership at the address of its principal office, or at such other address as the Partners may from time to time determine. A delivery receipt shall be conclusive evidence that the respective mailing has in fact been delivered and the date thereof. Any Partner may change his or her address for notices by designating a new address by notice given to the other Partners and the Partnership in accordance with this Section 11.3.

         11.4 Waiver of Right to Partition. The Partners, by execution of this Agreement, waive their respective rights to partition of the Partnership Property.

         11.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         11.6 Headings. The section headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a substantive part of this Agreement.

         11.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among any parties hereto regarding the transactions contemplated hereby and the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought. Notwithstanding the immediately preceding sentence, the Managing Partner may, without the consent of any other party, amend Schedule A and Schedule B as necessary to reflect the addition of any new Partners, any additional capital contributions by existing Partners, or any gifts or other transfers of Interests permitted under the terms of this Agreement.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         11.9 Counterparts. This Agreement and any documents executed in connection herewith may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

         11.11 Remedies Cumulative. All rights and remedies granted to the Partnership or to any Partner hereunder shall be cumulative with, and not in derogation of or exclusive of, any rights and remedies which may be available by operation of law or otherwise.

         11.12 Further Assurances. Each of the parties hereto agrees to execute and deliver such instruments, and to take such other actions, as shall be necessary or appropriate in connection with the consummation of the transactions contemplated hereby or the operation of the Partnership.

         11.13 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.


                                  GENERAL PARTNER:

                                  RANKIN MANAGEMENT, INC.



                                  By:  /s/ Alfred M. Rankin, Jr.
Witness                           Name:    Alfred M. Rankin, Jr.
                                  Title:   President

Witness

/s/ Carmen D. Ayala               and /s/ Roger F. Rankin
Witness                           Name: Roger F. Rankin
                                  Title:   Secretary
/s/ Bobbi Lee Buyers
Witness

        {Limited Partner Signature page for Limited Partnership Agreement for Rankin Associates II, L.P.}

                                             NATIONAL   CITY  BANK,  as  Trustee
                                             under the Agreement dated September
                                             11, 1973, as supplemented,  amended
                                             and restated, with Roger F. Rankin,
                                             creating a trust for the benefit of
                                             such individual


Witness  /s/ Tracey L. Kastelic              By:    /s/ Leigh H. Carter, VP
                                             Name:  Leigh H. Carter
                                             Title: Vice President
Witness  /s/ Mark P. Malloy


Witness /s/ Tracey L. Kastelic               and    /s/ Stephanie G. Lowe, AVP
                                             Name:  Stephanie G. Lowe
                                             Title: Assistant Vice President
Witness /s/ Mark P. Malloy                   Address:  1900 East Ninth Street
                                                       Cleveland, OH 44114

                                             NATIONAL   CITY  BANK,  as  Trustee
                                             under the Agreement  dated December
                                             29, 1967, as supplemented,  amended
                                             and   restated,   with   Thomas  T.
                                             Rankin,  creating  a trust  for the
                                             benefit of such individual


Witness  /s/ Tracey S. Kastelic              By:    /s/ Leigh H. Carter, VP
                                             Name:  Leigh H. Carter
                                             Title: Vice President
Witness  /s/ Mark P. Malloy


Witness  /s/ Tracey S. Kastelic              and   /s/ Stephanie G. Lowe, AVP
                                             Name: Stephanie G. Lowe
                                             Title: Assistant Vice President
Witness  /s/ Mark P. Malloy

                                             THOMAS T. RANKIN,  as Trustee under
                                             the  Agreement  dated  December 29,
                                             1967, as supplemented,  amended and
                                             restated,  with  Thomas T.  Rankin,
                                             creating a trust for the benefit of
                                             such individual


Witness                                      /s/ Thomas T. Rankin
                                             Thomas T. Rankin

Witness                                      Address:  1900 East Ninth Street
                                                       Cleveland, OH 44114

                                             NATIONAL   CITY  BANK,  as  Trustee
                                             under the Agreement  dated June 22,
                                             1971, as supplemented,  amended and
                                             restated, with Claiborne R. Rankin,
                                             creating a trust for the benefit of
                                             such individual


Witness /s/ Tracey L. Kastelic               By:  /s/ Leigh H. Carter, VP
                                             Name:  Leigh H. Carter
                                             Title: Vice President
Witness /s/ Mark P. Malloy


Witness /s/ Tracey L. Kastelic               and    /s/ Stephanie G. Lowe, AVP
                                             Name:  Stephanie G. Lowe
                                             Title: Assistant Vice President
Witness /s/ Mark P. Malloy                   Address:   1900 East Ninth Street
                                                        Cleveland, OH 44114

                                             NATIONAL   CITY  BANK,  as  Trustee
                                             under the Agreement  dated July 12,
                                             1967, as supplemented,  amended and
                                             restated,  with  Clara  T.  Rankin,
                                             creating a trust for the benefit of
                                             such individual


Witness /s/ Tracey L. Kastelic               By: /s/ Leigh H. Carter, VP
                                             Name:  Leigh H. Carter
                                             Title:    Vice President
Witness /s/ Mark P. Malloy


Witness /s/ Tracey L. Kastelic               and /s/ Stephanie G. Lowe, AVP
                                             Name:  Stephanie G. Lowe
                                             Title:    Assistant Vice President
Witness /s/ Mark P. Malloy

                                             ALFRED M.  RANKIN,  JR., as Trustee
                                             under the Agreement  dated July 12,
                                             1967, as supplemented,  amended and
                                             restated,  with  Clara  T.  Rankin,
                                             creating a trust for the benefit of
                                             such individual


Witness                                      /s/ Alfred M. Rankin, Jr.
                                             Alfred M. Rankin, Jr.

Witness                                      Address:  1900 East Ninth Street
                                             Cleveland, OH 44114

                                             NATIONAL   CITY  BANK,  as  Trustee
                                             under the  Agreement  dated  August
                                             30, 1967, as supplemented,  amended
                                             and   restated,   with   Alfred  M.
                                             Rankin,  Jr.  creating  a trust for
                                             the benefit of such individual



Witness /s/ Tracey L. Kastelic               By:  /s/ Leigh H. Carter, VP
                                             Name:  Leigh H. Carter
                                             Title:    Vice President
Witness /s/ Mark P. Malloy


Witness /s/ Tracey L. Kastelic               and   /s/ Stephanie G. Lowe, AVP
                                             Name:  Stephanie G. Lowe
                                             Title:    Assistant Vice President
Witness /s/ Mark P. Malloy                   Address:  1900 East Ninth Street
                                                       Cleveland, OH 44114

                                             NATIONAL   CITY  BANK,  as  Trustee
                                             under the  Agreement  dated  August
                                             12, 1974, as supplemented,  amended
                                             and restated,  with Bruce T. Rankin
                                             creating a trust for the benefit of
                                             such individual



Witness /s/ Tracey L. Kastelic               By:/s/ Leigh H. Carter, VP
                                             Name:  Leigh H. Carter
                                             Title:    Vice President
Witness /s/ Mark P. Malloy


Witness /s/ Tracey L. Kastelic               and /s/ Stephanie G. Lowe, AVP
                                             Name:  Stephanie G. Lowe
                                             Title:    Assistant Vice President
Witness /s/ Mark P. Malloy                   Address:  1900 East Ninth Street
                                                       Cleveland, OH 44114

                                   SCHEDULE A
                            (Original Subscriptions)
                        PARTNERS / CAPITAL CONTRIBUTIONS

      Name                      CLASS A SHARES CONTRIBUTED              Interest

GENERAL PARTNER(S)

Rankin Management, Inc.

     (1) Rankin Management Lot 1   2,000 Shares     0.27089442567

     (2) Rankin Management Lot 2   2,000 Shares     0.27089442567

     (3) Rankin Management Lot 3   2,000 Shares     0.27089442567

     (4) Rankin Management Lot 4   2,000 Shares     0.27089442567

Total for Rankin Management, Inc.:      8,000 Class A Shares      1.08357770268%

LIMITED PARTNERS

Clara Taplin Rankin

     (1) Clara T. Rankin Lot 1       8,600 Shares    1.164846030381

     (2) Clara T. Rankin Lot 2      10,040 Shares    1.359890016863

     (3) Clara T. Rankin Lot 3        2,000 Shares   0.27089442567

     (4) Clara T. Rankin Lot 4        945 Shares     0.1279976161291

     (5) Clara T. Rankin Lot 5      22,880 Shares    3.099032229664

     (6) Clara T. Rankin Lot 6        120 Shares     0.0162536655402

     (7) Clara T. Rankin Lot 7      22,880 Shares    3.099032229664

     (8) Clara T. Rankin Lot 8      11,520 Shares    1.560351891859

     (9) Clara T. Rankin Lot 9      35,500 Shares    4.808376055642

    (10) Clara T. Rankin Lot 10     23,800 Shares    3.223643665472

    (11) Clara T. Rankin Lot 11    323,021 Shares    43.75229413717

    (12) Clara T. Rankin Lot 12     33,307 Shares    4.511340317895

    (13) Clara T. Rankin Lot 13     10,000 Shares    1.35447212835

    (14) Clara T. Rankin Lot 14     56,750 Shares    7.686629328385

Total for Clara Taplin Rankin           561,363 Class A Shares   76.03505373868%

Bruce T. Rankin

     (1) B.T. Rankin Lot 1         640 Shares      0.08668621621439

     (2) B.T. Rankin Lot 2         800 Shares      0.108357770268

     (3) B.T. Rankin Lot 3         140 Shares      0.0189626097969

     (4) B.T. Rankin Lot 4       1,200 Shares      0.162536655402

     (5) B.T. Rankin Lot 5       2,400 Shares      0.3250733108039

     (6) B.T. Rankin Lot 6       1,800 Shares      0.243804983103

     (7) B.T. Rankin Lot 7         600 Shares      0.08126832770099

     (8) B.T. Rankin Lot 8       1,200 Shares      0.162536655402

     (9) B.T. Rankin Lot 9       2,600 Shares      0.3521627533709

    (10) B.T. Rankin Lot 10      2,660 Shares      0.360289586141

    (11) B.T. Rankin Lot 11         360 Shares     0.04876099662059

    (12) B.T. Rankin Lot 12      3,360 Shares      0.4551026351255

    (13) B.T. Rankin Lot 13      2,000 Shares      0.27089442567

    (14) B.T. Rankin Lot 14      1,600 Shares      0.216715540536

    (15) B.T. Rankin Lot 15        200 Shares      0.027089442567

    (16) B.T. Rankin Lot 16      2,000 Shares      0.27089442567

    (17) B.T. Rankin Lot 17      1,140 Shares      0.1544098226319

    (18) B.T. Rankin Lot 18      1,600 Shares      0.216715540536

    (19) B.T. Rankin Lot 19      2,600 Shares      0.3521627533709

    (20) B.T. Rankin Lot 20        326 Shares      0.0441557913842

    (21) B.T. Rankin Lot 21      1,000 Shares      0.135447212835

    (22) B.T. Rankin Lot 22      8,400 Shares      1.137756587814

    (23) B.T. Rankin Lot 23        500 Shares      0.06772360641749

    (24) B.T. Rankin Lot 24      1,140 Shares      0.1544098226319

    (25) B.T. Rankin Lot 25     24,000 Shares      3.250733108039

    (26) B.T. Rankin Lot 26        200 Shares      0.027089442567

    (27) B.T. Rankin Lot 27      1,100 Shares      0.1489919341185

    (28) B.T. Rankin Lot 28     15,700 Shares      2.126521241509

    (29) B.T. Rankin Lot 29        270 Shares      0.03657074746544

    (30) B.T. Rankin Lot 30      8,800 Shares      1.191935472948

    (31) B.T. Rankin Lot 31     24,000 Shares      3.250733108039

    (32) B.T. Rankin Lot 32        415 Shares      0.05621059332652

    (33) B.T. Rankin Lot 33        380 Shares      0.05146994087729

    (34) B.T. Rankin Lot 34        375 Shares      0.05079270481312

    (35) B.T. Rankin Lot 35      8,200 Shares      1.110667145247

    (36) B.T. Rankin Lot 36        200 Shares      0.027089442567

    (37) B.T. Rankin Lot 37        200 Shares      0.027089442567

    (38) B.T. Rankin Lot 38         15 Shares      0.002031708192525

    (39) B.T. Rankin Lot 39         83 Shares      0.0112421186653

    (40) B.T. Rankin Lot 40        107 Shares      0.01449285177334

    (41) B.T. Rankin Lot 41      3,000 Shares      0.4063416385049

    (42) B.T. Rankin Lot 42     1,370.4 Shares     0.1856168604691

    (43) B.T. Rankin Lot 43      8,200 Shares      1.110667145247

    (44) B.T. Rankin Lot 44       50.6 Shares      0.00685362896945

Total for Bruce T. Rankin:           136,932 Class A Shares      18.54705774792%

Alfred M. Rankin, Jr.   Lot 1        8,000 Class A Shares      1.08357770268%

Claiborne R. Rankin    Lot 1         8,000 Class A Shares      1.08357770268%

Roger F. Rankin    Lot 1             8,000 Class A Shares      1.08357770268%

Thomas T. Rankin

    (1)  Thomas T. Rankin  Lot 1   2,000 Shares  0.27089442567

    (2)  Thomas T. Rankin  Lot 2   6,000 Shares  0.8126832770099


Total for Thomas T. Rankin:          8,000 Class A Shares       1.08357770268%

TOTALS                               738,295 Class A Shares          100%

                                   SCHEDULE B

                                PARTNER ADDRESSES


                        Street Address/
      Name              P.O. Box                  City          State   Zip Code


GENERAL PARTNER(S)

Rankin Management, Inc. Suite 300               Mayfield Heights  OH  44124-4017
                        5875 Landerbrook Drive

LIMITED PARTNERS

Clara Taplin Rankin     3151 River Road         Chagrin Falls     OH  44022

Alfred M. Rankin, Jr.   5875 Landerbrook Drive  Mayfield Heights  OH  44124-4017

Bruce T. Rankin         Suite 300               Mayfield Heights  OH  44124-4017
                        5875 Landerbrook Drive

Claiborne R. Rankin     36779 Cedar Road        Gates Mills       OH  44040

Roger F. Rankin         P.O. Box 550            Gates Mills       OH  44040
                        1449 Carpenter Road

Thomas T. Rankin        214 Banbury Road        Richmond          VA  23221